Exhibit 23.01

EX-23.01 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-115727 on Form S-3 and Nos. 333-166265, 333-156000, 333-148202, 333-136941, 333-88670, and 333-33667 on Form S-8 of our reports dated December 8, 2012, relating to the consolidated financial statements and financial statement schedule of Biglari Holdings Inc., and the effectiveness of Biglari Holdings Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Biglari Holdings Inc. for the year ended September 26, 2012.

/s/ Deloitte & Touche LLP
Indianapolis, Indiana
December 8, 2012